UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): October 23, 2013

Alico, Inc.

(Exact name of registrant as specified in its charter)

Florida	0-261	59-0906081
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

10070 Daniels Interstate Court

Fort Myers, Florida, 33913

(Address of principal executive offices)

Registrant’s telephone number: (239) 226-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 C.F.R. 230.425)

☐	Soliciting Material pursuant to Rule 14a-12 under the Exchange Act (17 C.F.R. 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14D-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 C.F.R. 240.13e-4(c))

Section 5 Item 5.02	Corporate Governance and Management Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b)

On October 23, 2013, pursuant to a request from Atlantic Blue Group, Inc. (the "Seller") and 734 Investors, LLC (the "Buyer"), Adam D. Compton, Dykes Everett, Thomas H. McAuley, Charles L. Palmer, John D. Rood, and Gordon Walker, PhD., resigned from the Board of Directors of Alico, Inc. ("Alico"), effective upon the closing (the "Closing") of the sale by Alico Holding, LLC (a subsidiary of Seller) to Buyer of all the shares of Alico, Inc. owned by alico Holding, LLC, which shares represent a majority of the outstanding shares of Alico (the "Sale Transaction"). On October 28, 2013, JD Alexander also resigned from the Board of Directors of Alico, effective upon the Closing. The resignations shall not be effective unless and until the Closing occurs.

(d)

On October 23, 2013, the Board of Directors of Alico, upon recommendation of the Nominating and Corporate Governance Committee, elected George R. Brokaw, R. Greg Eisner, Benjamin D. Fishman, W. Andrew Krusen, Jr., Henry R. Slack, Remy W. Trafelet and Clayton G. Wilson (the "New Directors") to fill the vacancies created by the prospective resignations. These individuals would take office effective upon the Closing and serve until the next annual meeting of shareholders.

The Stock Purchase Agreement between Alico Holding, LLC, Buyer and the other parties thereto (filed as Exhibit 99.21 to Amendment No. 18 to Schedule 13D filed by Seller and Alico Holding, LLC) contemplates that the New Directors shall have been elected effective immediately following the Closing and that all of the existing directors other than Ramon A. Rodriguez shall have resigned as directors effective immediately following the Closing. Atlantic Blue Group, Inc. and 734 Investors, LLC requested that the Board of Directors consider the election of the New Directors. In addition, Arlon Group proposed to 734 Investors, LLC that Mr. Fishman be included as a New Director.

Alico is not aware of any transaction in which Alico is a participant and in which any of the New Directors had or will have a direct or indirect material interest.

Subject to any changes that the Board of Directors may adopt following the Closing, we presently anticipate that the New Directors will receive director compensation as described in our Proxy Statement for our annual meeting of shareholders held on February 22, 2013 and filed with the Securities and Exchange Commission on January 17, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALICO, INC.

Date: October 29, 2013	By:	/s/ W. Mark Humphrey
	Name:	W. Mark Humphrey
	Title:	Chief Financial Officer